UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 16, 2011

Applied Micro Circuits Corporation

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-23193	94-2586591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 Moffett Park Drive, Sunnyvale, California 94089

(Address of Principal Executive Offices)

(408) 542-8600

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment to the Form 8-K filed on August 22, 2011 (the “August 22 Form 8-K”) by Applied Micro Circuits Corporation (the “Company”). This Form 8-K/A is being filed solely to disclose the frequency that the Company will conduct a say-on-pay vote with respect to the compensation of the Company’s named executive officers. No other changes have been made to the August 22 Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(d) On August 16, 2011, the Company held its 2011 Annual Meeting of Stockholders. As disclosed in the August 22 Form 8-K, the final results of the advisory vote of the Company’s stockholders regarding the frequency of conducting a say-on-pay vote with respect to the compensation of the Company’s named executive officers (Proposal 5) were as follows:

1 Year	2 Year	3 Year	Abstain
49,340,627	93,818	3,029,464	21,323

In light of the vote of the Company’s stockholders as provided above, the Company has determined to hold future advisory stockholder votes on the compensation of the Company’s named executive officers on an annual basis until the next required stockholder vote on the frequency of such votes is held or until the Company’s board of directors otherwise determines that a different frequency for such advisory stockholder votes is in the best interests of the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Date: January 12, 2012	By:	/s/ L. William Caraccio
L. William Caraccio
Vice President and General Counsel